UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2018

ConvergeOne Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38053	81-4619427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 Highway 149 Eagan, MN	55121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 321-6227

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Senior Secured Term Loan

On April 10, 2018, certain of ConvergeOne Holdings, Inc.’s subsidiaries, C1 Intermediate Corp. (“Intermediate”) and C1 Holdings Corp. (f/k/a ConvergeOne Holdings Corp.) (the “Borrower”), entered into a Term Loan Agreement with Credit Suisse AG, Cayman Islands Branch (the “Term Loan Agreement”). The Term Loan Agreement provides for senior secured term loans in an original aggregate principal amount of $670.0 million (the “Term Loans”). A portion of the proceeds of the Term Loans were used:

•	to repay $562.2 million, representing all outstanding indebtedness under the prior Term Loan Agreement, dated June 20, 2017, as amended, by and among the Borrower, Intermediate, and JPMorgan Chase, N.A. as the administrative agent and collateral agent (the “Prior Term Loan Agreement”);

•	to repay $90.0 million, representing all outstanding indebtedness under the Revolving Loan Credit Agreement, dated June 20, 2017, as amended, by and among the Borrower, Intermediate, certain of our subsidiaries, and Wells Fargo Commercial Distribution Finance, LLC (“Wells Fargo”) (the “Revolving Loan Credit Agreement”); and

•	to pay debt issuance costs.

We expect to use the remaining proceeds for working capital needs and general corporate purposes. Principal installments in the amount of $1,675,000 are due on the last business day of each quarter commencing September 30, 2018, with the remaining outstanding principal amount to be paid on the maturity date of April 10, 2025.

The obligations under the Term Loan Agreement are unconditionally and irrevocably guaranteed by Intermediate and certain of our restricted subsidiaries pursuant to a Guarantee and Collateral Agreement, dated as of April 10, 2018, by and among the parties (the “Guarantee and Collateral Agreement”). In addition, the obligations under the Term Loan Agreement are secured by a first priority lien on substantially all of our assets and the assets of each guarantor, other than the assets secured by a first priority lien under the Revolving Loan Credit Agreement (the “Revolving Loan Secured Assets”). The Term Loan Agreement additionally grants a second priority lien on the Revolving Loan Secured Assets to secure the obligations thereunder.

The Term Loan Agreement contains a number of significant restrictive covenants. Such restrictive covenants, among other things, restrict, subject to certain exceptions, our and our restricted subsidiaries’ ability to:

•	incur additional indebtedness and make guarantees;

•	create liens on assets;

•	pay dividends and distributions or repurchase their capital stock;

•	make investments, loans and advances, including acquisitions;

•	engage in mergers, consolidations, dissolutions or similar transactions;

•	sell or otherwise dispose of assets, including sale and leaseback transactions;

•	engage in certain transactions with affiliates;

•	enter into certain restrictive agreements;

•	make changes in the nature of their business, fiscal year and organizational documents;

•	make prepayments or amend the terms of certain junior debt; and

•	enter into certain hedging arrangements.

The Term Loan Agreement also contains certain customary representations and warranties, affirmative covenants and events of default, including the occurrence of a Change of Control, as defined in the Term Loan Agreement. If an event of default occurs, the lenders under the Term Loan Agreement will be entitled to take various actions, including the acceleration of amounts due under the Term Loan Agreement and actions permitted to be taken by a secured creditor.

The Term Loan Agreement requires us to prepay outstanding Term Loans, subject to certain exceptions, in amounts equal to:

•	commencing with the year ending December 31, 2018, 50% of “excess cash flow” (which percentage steps down to 25% and 0% when we obtain certain consolidated total net leverage ratios), provided that any mandatory “excess cash flow” prepayment shall be at least $10 million;

•	100% of the net cash proceeds of all non-ordinary course asset sales or other dispositions of property (which percentage steps down to 50% when we obtain a certain consolidated total net leverage ratio); and

•	100% of the net cash proceeds of any incurrence of debt, other than debt permitted to be incurred or issued under the Term Loan Agreement.

We are permitted to voluntarily repay outstanding Term Loans at any time without premium or penalty unless such payment is made prior to October 10, 2018 in connection with a repricing transaction as described in the Term Loan Agreement, in which case we are required to pay a premium of 1% on the Term Loans so prepaid.

The Term Loans bear interest at 2.75% above the alternate base rate or 3.75% above the Eurodollar rate, as described in the Term Loan Agreement. Interest on the Eurodollar rate Term Loans is payable on the last day of the Interest Period, as defined in the Term Loan Agreement, and interest on alternate base rate Term Loans is payable on the last day of each quarter.

Senior Secured Revolving Loan Facility

On April 10, 2018, Intermediate, the Borrower, certain of our subsidiaries and Wells Fargo entered into a Third Amendment to Revolving Loan Credit Agreement and revised certain definitions and restrictive covenants in such agreement to be consistent with the terms of the new Term Loan Agreement described above.

As of April 10, 2018, after the repayment of $90.0 million as discussed in Item 1.01 above, no amounts were owed under the Revolving Loan Credit Agreement, the aggregate revolving commitment under this agreement was $200 million and the aggregate principal amount of floor plan advances credit limit was $200 million. This agreement matures on June 20, 2022. For a further discussion of the Revolving Loan Credit Agreement, please see the section titled “Description of Indebtedness” in our Registration Statement on Form S-1 (File No. 333- 223837) filed with the Securities and Exchange Commission on March 22, 2018, as amended.

The above summaries of the Term Loan Agreement, the Guarantee and Collateral Agreement and the Third Amendment to Revolving Loan Credit Agreement are qualified in their entirety by reference to the text of such agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

See Item 1.01 above, which is incorporated by reference herein.

In connection with the termination of the Prior Term Loan Agreement, we paid the lenders thereunder a prepayment premium of $5.6 million, which was equal to 1% of the then-outstanding principal amount owed under the agreement. In addition, the associated Guarantee and Collateral Agreement, dated June 20, 2017, between the parties was terminated.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document

10.1	Term Loan Agreement, dated as of April 10, 2018, among C1 Holdings Corp., C1 Intermediate Corp., the Lenders party thereto and Credit Suisse AG, Cayman Islands Branch.

10.2	Guarantee and Collateral Agreement, dated as of April 10, 2018, among C1 Intermediate Corp., C1 Holdings Corp., the subsidiaries of C1 Holdings Corp. from time to time party thereto, and Credit Suisse AG, Cayman Islands Branch.

10.3	Third Amendment to Revolving Loan Credit Agreement, dated April 10, 2018, among C1 Intermediate Corp., C1 Holdings Corp., ConvergeOne, Inc., Annese & Associates, Inc., SPS Holdco, LLC, Strategic Products and Services, LLC, Providea Conferencing, LLC, ConvergeOne Unified Technology Solutions, Inc., ConvergeOne Technology Utilities, Inc., Alexander Open Systems, Inc., Arrow Systems Integration, Inc., ASI Dedicated Services, LLC, ASI Electrical Services, LLC, and Wells Fargo Commercial Distribution Finance, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ConvergeOne Holdings, Inc.
Dated: April 11, 2018
	By:	/s/ JOHN A. MCKENNA, JR.
John A. McKenna, Jr.
President and Chief Executive Officer